UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

 (Exact name of registrant as specified in its charter)

Delaware	001-36060	80-0551965
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

160 Broadway, 13th Floor, New York, NY 11038

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 443-2380

None

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The staff of the Listing Qualifications Department (the “Staff”) of the NASDAQ Stock Market LLC (the "NASDAQ") previously notified Corporate Resource Services, Inc. (the "Company") on April 23 and May 28, 2014, that it no longer met the periodic filing requirements of The Nasdaq Stock Market under Listing Rule 5250(c)(1) (the “Rule”). The Company submitted a plan for compliance with the Rule for the Staff’s review on June 23, 2014 (the “Submission”).

On July 1, 2014, the Company filed its Form 10-K for the period ended January 3, 2014 but has not as yet filed its quarterly report onForm 10-Q for the period ended April 4, 2014. Additionally,the Company believes that its Form 10-Q for the period ended July 4, 2014 will not be filed on time and anticipates that it will be filed within 45 days of filing the Form 10-Q for the period ended April 4, 2014.

On July 9, 2014 the Staff of NASDAQ notified the Company that it remained non-compliant with respect to its filing of a Form 10-Q for the period ended April 4, 2014, but based on the Staff’s review of the Submission, the Staff determined to grant an exception to enable the Company to regain compliance with the Rule. The exception requires the Company to file on or before September 29, 2014 all delinquent reports, as required by the Rule. In the event the Company does not satisfy the terms, Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

Item 7.01.	Regulation FD Disclosure.

The Company issued a press release on July 14, 2014, disclosing its receipt of NASDAQ's notifications letters dated July 9, 2014 as disclosed under Item 3.01 above. A copy of the press release is attached as Exhibit 99.1. The information set forth in this Item 7.01 of Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

No.	Description
99.1	Press release dated July 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corporate Resource Services, Inc.

By:	/s/ John P. Messina, Sr.
Name	John P. Messina
Title	Chief Executive Officer

Date:  July 14, 2014